Exhibit 10.1

SECOND AMENDMENT TO INDUCEMENT AGREEMENT

This Second Amendment to Inducement Agreement (this “Amendment”), dated as of October 31, 2024, is by and between WiSA Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned holder of the Company’s securities (the “Holder”).

WHEREAS, pursuant to that certain exchange agreement, dated September 10, 2024, between the Company and the Holder, the Holder was issued a common stock purchase warrant (the “Existing Warrant”) excisable for the number of shares set forth below the Holder’s name on the signature page hereto (the “Existing Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a price of $2.21 per share of Common Stock;

WHEREAS, pursuant to that certain inducement agreement, dated September 10, 2024 (as amended as of September 30, 2024, the “Inducement Agreement”), between the Company and the Holder, the Company agreed, as consideration for exercising all or part of the Existing Warrant on or prior to October 31, 2024 (the “Inducement Period”), to issue to the Holder one or more common stock purchase warrants exercisable for up to a number of shares of Common Stock equal to 65% of the number of Existing Warrant Shares issued upon exercise of all or part of the Existing Warrant under the Inducement Agreement; and

WHEREAS, the Company and the Holder desire to extend the Inducement Period pursuant to the terms hereof.

'NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company hereby agree as follows:

1.    “Inducement Period”. The first sentence in the first paragraph of the Inducement Agreement shall be amended and restated in its entirety as follows:

Pursuant to this letter agreement (this “Agreement”), WiSA Technologies, Inc. (the “Company”) is pleased to offer to you the opportunity to exercise all or part of the common stock purchase warrant issued to you on September 10, 2024 (“Existing Warrant”), exercisable for shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a price of $2.21 per share of Common Stock on or before 5:00 p.m. Eastern Time on November 30, 2024 (the “Inducement Period”).

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2.    Effect of Amendment. Except as expressly modified by this Amendment, the Inducement Agreement shall remain unmodified and in full force and effect.

3.    Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

4.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

5.    Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by ..pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

6.    Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

WISA TECHNOLOGIES, INC.

By:

Name:  Brett Moyer

Title: Chief Executive Officer

HOLDER:

By:

Name:

Title:

Existing Warrant Shares:

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